SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 12, 2001




                            PORTLAND BREWING COMPANY
             (Exact name of registrant as specified in its charter)



                                     Oregon
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-25836                                         93-0865997
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


               2730 NW 31st Avenue, Portland, Oregon         97210
             -------------------------------------------------------
              (Address of Principal Executive Offices)     (Zip Code)


                                 (503) 226-7623
             -------------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

         On October 12, 2001 Portland Brewing Company (the "Company") purchased approximately 1.05 acres of real property and associated personal property (collectively, the "Property") from Portland Brewing Building, LLC ("PBB") in exchange for 1,382,748 shares of Common Stock issued by the Company, and the Company's assumption of indebtedness in the amount of $1,257,753.90. The Property consists of a building which has 27,000 square feet of manufacturing, shipping and warehouse space with a 1,000 square foot, three-story brewhouse, 3,000 square feet of offices, and a 3,000 square foot restaurant. The Property also includes a vehicle, a trailer and a carbon dioxide tank. Prior to the purchase of the Property, the Company leased the Property from PBB. The Company intends to continue to use the Property as its manufacturing facility, restaurant, and principal office.

         PBB is an Oregon limited liability company. The members of PBB are Electra Partners, Inc., an Oregon corporation ("Electra"), Harmer Mill & Logging Supply Co., an Oregon corporation ("Harmer") and MacTarnahan Limited Partnership, an Oregon limited partnership ("MacTarnahan LP"). Charles A. Adams, a director, President and Chief Executive Officer of the Company is a director and President of, and has a beneficial ownership interest in, Electra. Robert M. MacTarnahan, a director of the Company, is a director and President of, and has a beneficial ownership interest in, Harmer. R. Scott MacTarnahan, a director of the Company, is a director and Vice President of, and has a beneficial ownership interest in, Harmer. Harmer is the General Partner and has a beneficial ownership interest in MacTarnahan LP. R. Scott MacTarnahan is a Limited Partner and has a beneficial ownership interest in MacTarnahan LP. Robert M. MacTarnahan has a beneficial ownership interest in MacTarnahan LP.

         The purchase price for the Property was determined based on the market value of the real property used for the purposes of ad valorum property tax assessment, and the net book value of the personal property. The number of shares issued in exchange for the Property was calculated using a value of $.25 per share, based on an independent valuation performed for the Company. The sale was made pursuant to the terms of a Purchase and Sale Agreement dated October 12, 2001 between the Company and PBB.

Item 7  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

     None required.

(b)      Pro forma financial information.

     None required.

(c)      Exhibits.

2.1      Purchase and Sale Agreement dated October 12, 2001.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PORTLAND BREWING COMPANY
                                            (Registrant)


Date:  October _____, 2001                  By: /s/ Charles A. Adams
                                                -------------------------------
                                                Charles A. Adams
                                                President